Exhibit (j)(2)

BlackRock Kelso Capital Corporation

c/o BlackRock Kelso Capital Advisors LLC

40 East 52nd Street

New York, NY 10022

PFPC Trust Company

Bellevue Park Corporate Center

Wilmington, Delaware 19809

Re:	Rule 17f-5 (“Rule 17f-5”) and Rule 17f-7 (“Rule 17f-7”) Under

the Investment Company Act of 1940 (the “1940 Act”)

Dear Sirs:

Reference is made to the Subcustodial Services Agreement dated as of January 10, 1996 (the “Foreign Custody Agreement”), as amended, by and between Citibank, N.A. (“Custodian”), Citicorp and PFPC Trust Company (“PFPC”) with respect to the custody of assets by Custodian for the account of PFPC on behalf of certain customers of PFPC, including BlackRock Kelso Capital Corporation (the “Fund”). Reference is also made to the custodian services agreement dated as of July 18, 2005 (the “Fund Custody Agreement”) by and between PFPC and the Fund.

1. Rule 17f-5

1.1. With respect to the “Foreign Assets” (as defined in Rule 17f-5(a)(2)) in such jurisdictions as Custodian provides custody services under the Foreign Custody Agreement for the Fund, the Fund hereby delegates to Custodian and Custodian hereby accepts the delegation to it, of the obligation to serve as the Fund’s “Foreign Custody Manager” (as defined in Rule 17f-5(a)(3)). As Foreign Custody Manager, Custodian shall:

a.	select “Eligible Foreign Custodians” (as defined in Rule 17f-5(a)(1)) to serve as foreign custodians and place and maintain the Fund’s Foreign Assets with such Eligible Foreign Custodians;

b.	in selecting an Eligible Foreign Custodian, first determine that Foreign Assets placed and maintained in the care of the Eligible Foreign Custodian shall be subject to reasonable care, based on the standards applicable to custodians in the relevant market, after having considered all factors relevant to the safekeeping of such Foreign Assets including, without limitation, those factors set forth in Rule 17f-5(c)(l)(i)-(iv);

c.	enter into a written contract with each Eligible Foreign Custodian selected by Custodian hereunder;

d.	determine that the written contract with each Eligible Foreign Custodian will provide reasonable care for the Foreign Assets, based on the standards applicable to custodians in the relevant market and after having considered all factors relevant to the safekeeping of such Foreign Assets (including, without limitation, those factors set forth in Rule 17f-5(c)(1)(i)-(iv)), and that each such contract satisfies the requirements of Rule 17f-5(c)(2);

e.	provide written reports (i) notifying the Board or similar governing body (the, a “Board”) of the Fund of the placement of the Fund’s Foreign Assets with a particular Eligible Foreign Custodian, such reports to be provided at such time as the Board deems reasonable and appropriate, but not less often than quarterly, and (ii) promptly notifying the Board of any material change in the arrangements with an Eligible Foreign Custodian; and

f.	have established a system to monitor (i) the appropriateness of maintaining the Fund’s Foreign Assets with a particular Eligible Foreign Custodian selected hereunder and (ii) the performance of the governing contractual arrangements; it being understood, however, that in the event Custodian shall determine that the arrangement with any Eligible Foreign Custodian would no longer afford the Fund’s Foreign Assets reasonable care (as defined in Section 1.1(b) above) or would no longer be governed by a written contract providing for such care, Custodian shall promptly so advise the Fund.

Without limiting any duties set forth in the Foreign Custody Agreement, Custodian shall not be responsible for the duties described in this Section 1.1 with respect to any foreign securities depository or foreign clearing agency.

1.2. In acting as a Foreign Custody Manager, Custodian shall exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of Foreign Assets would exercise in each jurisdiction where Custodian acts as subcustodian for assets of the Fund. Custodian shall reimburse and pay the Fund for any loss or damage suffered by the Fund as a result of the performance of Custodian’s duties under this Section 1 where such loss or damage results from an act of negligence or willful misconduct on the part of Custodian hereunder; provided that the liability of Custodian hereunder shall not exceed the fair market value of any loss of assets resulting from such negligence or willful misconduct, at the time of such negligence or willful misconduct. Any payment to the Fund under this Section 1.2 shall limit the Fund’s right and ability to enforce any rights under the Foreign Custody Agreement for loss of such assets. Notwithstanding anything else in this document, Custodian shall not be liable to the Fund for any indirect, special, consequential or general damages or from reasons or causes beyond its control. PFPC shall be indemnified by the Fund for any damages PFPC may incur in connection with the provision by Custodian of the services set forth in this Section 1 with respect to the Fund (provided PFPC will not be indemnified for damages which are the result of PFPC’s failure to comply with its liability standard of care set forth in the Fund Custody Agreement). In no event shall PFPC have responsibility or liability for any action or inaction of Custodian under Section 1 hereof.

1.3. In acting as a Foreign Custody Manager, Custodian shall not supervise, recommend or advise PFPC or the Fund relative to the investment, purchase, sale, retention or disposition of any assets in any particular country, including with respect to prevailing country risks.

2. Rule 17f-7

2.1. (a) The Fund and PFPC appoint Custodian to provide the Fund (or its duly- authorized investment manager or investment adviser) with an analysis (in form and substance as reasonably determined by Custodian) of the custody risks associated with maintaining assets with each foreign securities depository or foreign clearing agency listed on Exhibit B hereto (as the same may be changed by Custodian from time to time) in accordance with Rule 17f-7(a)(1)(i)(A). Custodian shall monitor such custody risks on a continuing basis and in such manner as Custodian deems reasonable, and shall promptly notify the Fund (or its duly-authorized investment manager or investment adviser) of any adverse material changes in such risks in accordance with Rule 17f-7(a)(1)(i)(B).

(b) Only an entity that Custodian has determined satisfies the requirements of Rule 17f-7(b)(1) as an “Eligible Securities Depository” (as defined in Rule 17f-7(b)(1)) will be included by Custodian on Exhibit B hereto (as the same may be changed by Custodian from time to time). In such manner as Custodian deems reasonable, Custodian shall give the Fund prompt notice of any material change known to Custodian that would adversely effect Custodian’s determination that an entity is an Eligible Securities Depository.

2.2. In performing its obligations under this Section 2, Custodian may obtain information from sources Custodian believes to be reliable, but Custodian does not warrant its completeness or accuracy and has no duty to verify or confirm any such information. Custodian is not obligated to make any determination regarding whether any Eligible Securities Depository provides reasonable care for Foreign Assets or to provide any information or evaluation comparing any Eligible Securities Depository to any other securities depository or any existing or proposed standards for securities depositories.

2.3. The Fund acknowledges that it may maintain assets only at the foreign securities depositories or foreign clearing agencies listed on Exhibit B hereto (as the same may be changed by Custodian from time to time). If the Fund maintains assets at a foreign securities depository or foreign clearing agency listed on Exhibit B (including assets maintained by the Fund at the time this document is entered into) or the Fund enters into a transaction with respect to assets that as a matter of practice are or may be maintained at a foreign securities depository or foreign clearing agency listed on Exhibit B, such action will (unless the Fund provides written notice to Custodian and PFPC specifically stating that a particular foreign securities depository or foreign clearing agency is not acceptable to it) serve as the Fund’s acknowledgement that such foreign securities depository or foreign clearing agency is acceptable to it.

2.4. Custodian shall exercise reasonable care, prudence and diligence in performing its duties pursuant to Section 2 hereof. Custodian shall reimburse and pay the Fund for any loss or damaged suffered by the Fund as a result of the performance of Custodian’s duties under this Section 2 where such loss or damage results from an act of negligence or willful misconduct on the part of Custodian hereunder; provided that the liability of Custodian hereunder shall not exceed the fair market value of any loss of assets resulting from such negligence or willful misconduct, at the time of such negligence or willful misconduct. Any payment to the Fund under this Section 2.4 shall limit the Fund’s right and ability to enforce any rights under the Foreign Custody Agreement for loss of such assets. Notwithstanding anything else in this document, Custodian shall not be liable to the Fund for any indirect, special, consequential or general damages or from reasons or causes beyond its control. PFPC shall be indemnified by the Fund for any damages PFPC may incur in connection with the provision by Custodian of the services set forth in this Section 2 with respect to the Fund (provided PFPC will not be indemnified for damages which are the result of PFPC’s failure to comply with its liability standard of care set forth in the Fund Custody Agreement). The Fund and PFPC agree that PFPC’s obligation to exercise reasonable care, prudence and diligence in providing for the services set forth in Section 2.1 above is satisfied by the appointment of Custodian hereunder to provide those services. In no event shall PFPC have responsibility or liability for any action or inaction of Custodian under Section 2 hereof.

3. General

3.1. A. As between Custodian and PFPC, Section 7(a) of the Foreign Custody Agreement is hereby amended and restated in its entirety with respect to the Fund as follows:

“(a) The Bank may maintain investments (including foreign currencies) for which the primary market is outside the United States (and such cash and cash equivalents as are reasonably necessary to effect transactions in such investments) (collectively, “Foreign Securities”) and which are maintained hereunder in subcustody accounts which have been established by the Bank with (x) branches of “U.S. banks” as defined in Rule 17f-5 under the Investment Company Act (as effective June 12, 2000) (“Rule 17f-5”) (“Branches”), or (y) foreign custodians that meet the definition of “eligible foreign custodian” under Rule 17f-5(a)(1) and which the Bank has determined are eligible to maintain assets pursuant to the requirements of Rule 17f-5 (such Branches and such foreign custodians, collectively, “Eligible Foreign Custodians”). The Bank or an Eligible Foreign Custodian is authorized to hold Foreign Securities of a particular investment portfolio of a Fund in an account with any foreign securities depository or foreign clearing agency (provided the same are “eligible securities depositories” as defined in Rule 17f-7(b)(1) under the Investment Company Act) which is listed on Exhibit B hereto (as the same may be amended from time to time), provided that the particular foreign securities depository or foreign clearing agency is acceptable for that particular investment portfolio (each such foreign securities depository or foreign clearing agency, an “Eligible Foreign Securities Depository”). Any Property held by an Eligible Foreign Custodian or Eligible Foreign Securities Depository shall be subject to applicable laws, regulations, decrees, orders, government acts, restrictions, customs, procedures and market practices (the “Laws”) (i) to which such Eligible Foreign Custodian or Eligible Foreign Securities Depository is subject, (ii) as exist in the country in which such Property is held and (iii) of the country of the currency in which the Property is denominated. The Customer acknowledges that, as is normally the case with respect to deposits outside the United States, deposits with Citibank London and any other entity authorized to hold Property pursuant to this Agreement are not insured by the Federal Deposit Insurance Corporation.”

B. As between Custodian and PFPC, the final sentence of Section 7(b) of the Foreign Custody Agreement is hereby amended and restated in its entirety with respect to the Fund as follows:

“Notwithstanding any of the foregoing provisions of this subsection (b) of this Section 7, the Bank’s undertaking to provide to the Customer, or at the direction of the Customer to the Fund, the information referred to in this subsection (b) of this Section 7 shall neither increase the Bank’s duty of care nor reduce any other entity’s responsibility to determine for itself the prudence of entrusting its assets to any particular foreign securities depository.”

C. As between Custodian and PFPC, Section 9 of the Foreign Custody Agreement is amended to insert the word “Eligible” before the words “Foreign Securities Depositories.”

D. As between Custodian and PFPC, the fifth paragraph of Section 4 of the Foreign Custody Agreement is hereby deleted.

3.2. The duties of Custodian set forth herein are in addition to the duties of Custodian under the Foreign Custody Agreement.

3.3. Notwithstanding the provisions of any arrangements between the Fund and PFPC or otherwise, the Fund hereby agrees that assets may be maintained with any Eligible Foreign Custodian referred to in Section 1.1 hereof and any foreign securities depository or foreign clearing agency which is acceptable to it pursuant to Section 2.3 above (without the need to comply with any notice or consent or other requirements which may be set forth in any such arrangements). PFPC will not be deemed to have chosen any such Eligible Foreign Custodians or any such foreign securities depositories or foreign clearing agencies.

3.4. The Fund shall be entitled to enforce its rights directly against Custodian with respect to any action or omission of Custodian taken or omitted hereunder, notwithstanding any other agreement to the contrary. If the Fund is able to effectively enforce its rights against Custodian hereunder, PFPC will not also seek to enforce such rights against Custodian under the Foreign Custody Agreement.

3.5. This document shall apply only to the Fund and shall not apply to any other customer of PFPC.

If the foregoing corresponds to your understanding of our agreement, please indicate your acceptance by signing below.

Very truly yours,

CITIBANK, N.A.

By:	/s/ Gene T. Mohan
Name:	Gene T. Mohan
Title:	Vice President

Agreed and Accepted:
PFPC TRUST COMPANY

By:	/s/ Patrick Schaffer
Name:	Patrick Schaffer
Title:	Vice President and Director

BLACKROCK KELSO CAPITAL CORPORATION

By:	/s/ Frank Gordon
Name:	Frank Gordon
Title:	Chief Financial Officer

Dated: October 7, 2005

Exhibit A

Intentionally left blank

Global Securities Services Eligible Depositories	Exhibit B

Country	Depositories
Argentina	Caja de Valores S.A. (CDV)
Argentina	Central de Registration y de Instrumentos de Endeamiento Publico (CRYL)
Australia	Austraclear
Australia	ASX Settlement and Transfer Corporation (ASTC)
Austria	Oesterreichische Kontrollbank AG (OeKB)
Bahrain	Bahrain Stock Exchange
Bangladesh	Central Depository Bangladesh Limited
Belgium	Euronext Brussels – CIK
Belgium	National Bank of Belgium (NBB)
Bermuda	Bermuda Securities Depository (BSD)
Brazil	Companhia Brasileira de Liquidacao e Custodia (CBLC)
Brazil	Central of Custody and Financial Settlement of Securities (CETIP)
Brazil	Central Bank / Sestema Especial de Liquidacoa e Custodia (SELIC)
Bulgaria	Central Securities Depository AD (CDAD)
Bulgaria	Bulgarian National Bank’s Government Securities Settlement System (BNB)
Canada	Canadian Depository for Securities Ltd.
Chile	Deposito Central de Valores SA (DCV)
China	China Securities Depository and Clearing Corporation Limited
China	China Securities Depository and Clearing Corporation Limited
Colombia	Deposito Central de Valores (DCV)
Colombia	Deposito Centralizado de Valores (DECEVAL)
Costa Rica	Central de Valores de la Bolsa Nacional de Valores (CEVAL)
Croatia	Central Depository Agency Inc. - Sredisnja Depozitarna Agencija (SDA)
Croatia	Ministry of Finance (MoF)
Cyprus	Cyprus Central Depository and Central Registry (CDCR)
Czech	Czech National Bank (CNB)
Czech	Stredisko Cennych Papiru (SCP)
Denmark	Vaerdipapircentralen (VP)
Egypt	Misr for Clearing Settlement and Central Depository (MCSD)
Egypt	Bank of Egypt
Estonia	Estonian Central Depository for Securities
Euroclear	Euroclear S.A./N.V.
Finland	Finnish Central Securities Depository (FCSD)
France	Euroclear France
Germany	Clearstream Banking AG (Frankfurt)
Greece	Central Securities Depository SA (CSD)
Greece	Bank of Greece Securities Settlement System (BOGS)
Hong Kong	Central MoneyMarket Unit (CMU)
Hong Kong	Hong Kong Securities Clearing Company Limited (HKSCC)
Hungary	The Central Depository and Clearing House Ltd. (KELER Ltd.)

Eligible Securities Depositories	Global Securities Services

Country	Depositories
Iceland	Icelandic Securities Depository Limited
India	National Securities Depository Limited (NSDL)
India	Central Depository Services (India) Limited (CDSL)
India	Reserve Bank of India (RBI)
Indonesia	Penyelesaian Transaksi Pasar Uang – Bank of Indonesia (BoI)
Indonesia	PK Kustodia Sentral Efek Indonesia (KSEI)
Ireland	Euroclear SA/NV and United Kingdom - Crest
Israel	Tel Aviv Stock Exchange-Clearinghouse (SECH)
Italy	Monte Titoli (MT)
Japan	Bank of Japan (BOJ)
Japan	Japan Securities Depository Center (JASDEC)
Jordan	Jordan Securities Depository Center
Kazakhstan	CJSC Central Securities Depository of the Republic of Kazakhstan
Korea	Korea Securities Depository (KSD)
Latvia	Bank of Latvia (BOL)
Latvia	Latvian Central Depository (LCD)
Lithuania	Central Securities Depository of Lithuania (CSDL)
Luxembourg	Clearstream Banking (Luxembourg)
Malaysia	Bank Negara Malaysia (BNM)
Malta	Malta Central Securities Depository
Malaysia	Malaysian Central Depository Sdn. Bhd. (MCD)
Mauritius	The Central Depository and Settlement Company (CDS)
Mauritius	Bank of Mauritius
Mexico	S.D. Indeval, S.A de CV
Morocco	Maroclear
Netherlands	Euroclear Netherlands – Necigef
Netherlands	NIEC
New Zealand	New Zealand Central Securities Depository (NZCSD)
Norway	The Norwegian Central Securities Depository (VPS)
Oman	Muscat Depository and Securities Registration Company (MDSRC)
Pakistan	State Bank of Pakistan (SBP)
Pakistan	Central Depository Company of Pakistan (CDC)
Peru	CAVALI ICLV S.A.
Philippines	Philippine Depository Trust Corporation)
Philippines	Register of Scripless Securities (RoSS)
Poland	National Depository for Securities (NDS)
Poland	National Bank of Poland (NBP)
Portugal	Interbolsa
Romania	Bucharest Stock Exchange (BSE)
Romania	Societatea Nationala de Compensare, Decontare si Depozitare Pentru Valori Mobiliare S.A. (SNCDD)
Russia	Bank for Foreign trade of the Russian Federation (VTB)

Country	Depositories
Russia	The National Depository Centre (NDC)
Russia	Depository Clearing Company (DCC)
Singapore	Central Depository Pte. Ltd.
Singapore	Monetary Authority of Singapore
Slovakia	National Bank of Slovalia (NBS)
Slovakia	Stredisko cennych papierov SR,a.s (SCP)
Slovenia	Central Securities Clearing and Depository Corporation (KDD)
South Africa	Share Transactions Totally Electronic (STRATE)
Spain	Servicio de Compensacion y Liquidacion de Valores (SCLV)
Spain	Central de Anotaciones de Banco de Espana (CADE)
Sri Lanka	Central Depository Systems Private Limited (CDS)
Sweden	Vardepappercentralen (VPC)
Switzerland	SIS SegaInterSettle AG
Taiwan	Taiwan Securities Central Depository Co. Ltd. (TSCD)
Thailand	Thailand Securities Depository Co. Ltd. (TSD)
Thailand	Bank of Thailand
Turkey	Central Bank of Turkey (CBT)
Turkey	Takasbank ISE Settlement and Custody Bank Inc.
UK	Central Moneymarkets office (CMO)
UK	Crestco Limited
Ukraine	Interregional Securities Union (MFS)
Ukraine	National Bank of Ukraine (NBU)
United Arab Emirates	Central Depository
Venezuela	Caja Venezolana de Valores CA (CVV)
Venezuela	Central Bank - Banco Central de Venezuela (BCV)